As filed with the
Securities and Exchange Commission on September 15, 1997.

                                                        Registration No.
===================================

                             SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, D.C. 20549
                                  ------------------------
                                          FORM S-1
                                   REGISTRATION STATEMENT
                                            UNDER
                                 THE SECURITIES ACT OF 1933
                                 --------------------------
                           CENTURY INVESTMENTS INTERNATIONAL INC.
                              ---------------------------------
                   (Exact Name of registrant as specified in its charter)

Delaware                                  52-2051280                     6719
-------------                             ------------             -----------
(State or other                          (IRS Employer                 Primary
jurisdiction of                          Identification             Industrial
incorporation or organization)           Number)                classification
                                                                  Code Number)
                                          ------------
                              1201 4th Avenue South, Suite 312
                                  Seattle, Washington 98134
                                        206/224-4433
                     (Address, including zip code, and telephone number,
              including area code, of registrant's principal executive offices)

                                   Bertha Huen, President
                           Century Investments International, Inc.
                              1201 4th Avenue South, Suite 312
                                  Seattle, Washington 98134
                                        206/224-4433
                  (Name, address, including zip code, and telephone number,
                         including area code, of agent for service)

                   Copies to:   Cassidy & Associates, 1504 R Street, N.W.
                            Washington, D.C. 20009, 202/387-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                               CALCULATION OF REGISTRATION FEE

                                       Proposed
Title of Each          Maximum         Maximum
Class of               Amount to       Offering      Aggregate       Amount of
Securities to be       be Regis-       Price Per     Offering        Registra-
Registration           tered(1)        Share(2)      Price           tion Fee

Shares of Common       1,000,000       $(1)          $(1)            $100(3)
Stock, $.0001
par value

Common Stock           1,000,000
Purchase Warrants

Shares of Common       1,000,000       $.0001         $100           $1
 Stock underlying
  Warrants

Shares of Common       500,000         $.0001         $50            $1
 Stock Held by
 Selling
 Shareholders

Total                                                                $102

(1) There is no current market for the shares and the dollar amount of the shares to be registered is de minimis based upon the estimated per share book value ($.0001).
(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457(f)(2).
(3)       Minimum filing amount.
(4)       Paid by electronic transfer.


                                    AVAILABLE INFORMATION

          The Company has filed with the Securities and Exchange
Commission (the "Commission") a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information contained in the Registration Statement. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement contained in this Prospectus with respect to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for its complete terms and conditions.

          The Company will be subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith will file reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied on the Commission's home page on the World
Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices: 7 World Trade Center, Suite 1300, New York, N.Y. 10048; and Citicorp Center, 500 West
Madison Street, Suite 1400, Chicago, Illinois. 60661-2511. Such material can also be inspected at the New York, Boston, Midwest, Pacific and Philadelphia Stock Exchanges. Copies can be obtained from the Commission by mail at prescribed rates. Request should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

          The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as may be required by law.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY
TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES
THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER
BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE
REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON
SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.


                            [Legend for Red Herring Prospectuses]

The information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS

                        CENTURY INVESTMENTS INTERNATIONAL INC.

                  1,000,000 Shares of Common Stock; 500,000 Shares
                 of Common Stock to be Sold by the Holders Thereof;
        1,000,000 Common Stock Purchase Warrants to be Sold by the Holders
      thereof; and 1,000,000 Shares of Common Stock underlying such Warrants

          This Prospectus is being furnished by Century Investments International Inc., a Delaware corporation, (the "Company") in connection with the registration of 1,000,000 shares of Common Stock of the Company, $.0001 par value per share (the "Company Shares"); 500,000 shares of Common Stock of the Company held by certain shareholders (the "Selling Securityholders Shares") of the Company (the "Selling Securityholders"), warrants to purchase 1,000,000 shares of Common Stock of the Company held by the Selling Securityholders (the "Warrants"); and 1,000,000 shares of Common Stock underlying such Warrants. (The
Selling Securityholders' Shares and the Company Shares are hereinafter referred to collectively as the "Shares"). SEE "PROSPECTUS
SUMMARY."

          Each Warrant will entitle the holder to purchase one share of the Company's common stock at a price equal to 75% of the average closing inside bid of the Common Stock on the last business day prior to the exercise thereof for an exercise period of two years commencing on the date of effectiveness of this Registration Statement. The Warrants will be callable on thirty days notice by the Company at a redemption price of $.0001 per Warrant, unless exercised by the holder during the call period. The Warrants are detachable from the Common Stock in regard to which they are issued, and will trade separately from the Common Stock. SEE "DESCRIPTION OF SECURITIES."

          It is currently anticipated that the initial offering price of the Company Shares offered hereby will be $______ per Company Share. The offering price of the Company Shares was determined arbitrarily by the Company and is not necessarily related to asset or book value, net worth or any other established criteria of value. There is no current public trading market for the Shares. All costs incurred in the registration of the Company Shares, the Warrants and the Selling Securityholders' Shares are being borne by the Company.

          The Registration Statement of which this Prospectus is a part also relates to 500,000 Selling Securityholders' Shares, 1,000,000 Warrants and the 1,000,000 shares of Common Stock underlying such Warrants which are being offered and sold by the respective holders thereof (the "Selling Securityholders"). The securities being offered by Selling Securityholders are expected to become tradeable on or about the date of this Prospectus. Sales of the securities being offered by Selling Securityholders, or even the potential of such sales, may likely have an adverse effect on the market prices of the Company Shares being offered by the Company. The Selling Securityholders will receive the proceeds from the sale of the securities being offered by Selling Securityholders. The Company will not receive any of the proceeds from such sales. The Selling Securityholders, directly or through agents, dealers or representatives to be designated from time to time, may sell their securities on terms to be determined at the time of sale. SEE "PLAN OF DISTRIBUTION." The Selling Securityholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the Selling Securityholders' Shares being offered by them pursuant hereto.

          The Company is a recently formed Delaware corporation, without business investments, operations or revenues, and with limited capital. SEE "THE COMPANY." The proposed operations of the Company are speculative. Given the nature of the offering, purchasers of the Shares cannot be assured that the number of shareholders will increase to a number which will encourage market activity. SEE "RISK FACTORS--Absence of Trading Market."


          THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
SEE "RISK FACTORS" CONTAINED IN THIS PROSPECTUS
BEGINNING ON PAGE 6.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.

                          Price           Underwriting          Proceeds to
                          to              Discounts and         Company or
                          Public          Commissions           Other Persons

1,000,000 shares          $-              -0-                   $
of Common Stock

Total                     $                                     $


                   The date of this Prospectus is September ____, 1997.


   CERTAIN SECURITIES DESCRIBED HEREIN ARE OFFERED
BY THE SELLING SHAREHOLDERS SUBJECT TO PRIOR SALE,
WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE
OFFERING, WITHOUT NOTICE.  IN ADDITION, THE RIGHT IS
RESERVED TO CANCEL ANY CONFIRMATION OF SALE EVEN IF
THE PURCHASE PRICE HAS BEEN PAID, IF IN THE OPINION OF
THE COMPANY OR ANY PARTICIPATING BROKER-DEALER,
COMPLETION OF SUCH SALE WOULD VIOLATE FEDERAL OR
STATE SECURITIES LAWS OR A RULE OR POLICY OF THE
NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

          FOLLOWING THE COMPLETION OF THIS OFFERING,
CERTAIN BROKER-DEALERS MAY BE THE PRINCIPAL
MARKETMAKERS FOR THE SECURITIES OFFERED HEREBY.
UNDER THESE CIRCUMSTANCES, THE MARKET BID AND ASKED
PRICES FOR THE SECURITIES MAY BE SIGNIFICANTLY
INFLUENCED BY DECISIONS OF THE MARKETMAKERS TO BUY
OR SELL THE SECURITIES FOR THEIR OWN ACCOUNT.  NO
ASSURANCE CAN BE GIVEN THAT ANY MARKETMAKING
ACTIVITIES OF THE MARKETMAKERS, IF COMMENCED, WILL BE
CONTINUED.

          FOR A PERIOD OF AT LEAST ONE YEAR FOLLOWING
CLOSING OF THIS OFFERING, THE COMPANY WILL BE
REQUIRED BY THE SECURITIES EXCHANGE ACT OF 1934 TO FILE
PERIODIC REPORTS AND OTHER INFORMATION WITH THE
SECURITIES AND EXCHANGE COMMISSION.  SUCH MATERIAL
MAY BE INSPECTED AT THE COMMISSION'S PRINCIPAL OFFICES
AT JUDICIARY PLAZA, 450 FIFTH STREET, N.W. WASHINGTON,
D.C. 20459 AND COPIES MAY BE OBTAINED ON PAYMENT OF
CERTAIN FEES PRESCRIBED BY THE COMMISSION.  THE
COMPANY WILL FURNISH TO HOLDERS OF ITS COMMON STOCK
ANNUAL REPORTS CONTAINING AUDITED FINANCIAL
STATEMENTS EXAMINED AND REPORTED UPON, AND WITH AN
OPINION EXPRESSED BY AN INDEPENDENT CERTIFIED PUBLIC
ACCOUNTANT. THE COMPANY MAY ISSUE OTHER UNAUDITED
INTERIM REPORTS TO ITS SHAREHOLDERS AS IT DEEMS
APPROPRIATE.


                                    PROSPECTUS SUMMARY

          The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in this Prospectus, which should be read in its entirety.

The Company                Century Investments International Inc. is a
                           development stage corporation incorporated in
                           Delaware on August 8, 1997.

The Offering               The Company has no business operations, limited
                           assets and no revenues. The Company plans to research and acquire or develop income producing properties in the Far East including China, South
                           Korea, and elsewhere, including the United States.
                           SEE "DESCRIPTION OF BUSINESS - Plan of
                           Operation." The Company intends to sell the developed properties or to manage such properties as it determines. The Company intends to raise capital for its acquisitions through debt obligations such as mortgages, debentures, private placements and/or investor's equity and future stock offerings.

Transfer Agent             The Company will initially act as transfer agent for
                           the Shares.  See "DESCRIPTION OF SECURITIES --
                           Transfer Agent and Registrar."

Selling Securityholders
Securities                 500,000 Shares of Common Stock registered hereby
                           and owned by Selling Securityholders, Warrants to purchase 1,000,000 shares of Common Stock and the 1,000,000 shares of Common Stock underlying such Warrants to be offered for sale by such securityholders subject to certain limitations. SEE
                           "SELLING SECURITYHOLDERS."  The Selling
                           Securityholders' Shares constitute an aggregate of 5% of the issued and outstanding Common Stock of the Company as of the date hereof.

Trading Market             The Company is applying for admission to quotation
                           of the Shares on the OTC Bulletin Board and intends to apply for listing on the Nasdaq SmallCap Market as soon as it qualifies. However, there can be no assurance that the Shares will be so listed. SEE
                           "RISK FACTORS -- Absence of Trading Markets" and "DESCRIPTION OF SECURITIES - Admission to Quotation on Nasdaq SmallCap Market or Bulletin
                           Board".

                                   SELECTED FINANCIAL DATA

          The following table sets forth selected financial information concerning the Company as of August 31, 1997:

          Balance Sheet Data:

                             Current assets                      $  1,000
                             Total assets                        $  1,000
                             Stockholders' equity (deficit)      $  1,000


          The selected financial data above is a summary only and has been derived from and is qualified in its entirety by reference to the Company's financial statements and the report related thereto of John MacLean, Certified Public Accountant, included elsewhere in this Prospectus. SEE "EXPERTS" and "FINANCIAL STATEMENTS."

                                         THE COMPANY

          The Company, a development stage company, was incorporated in the State of Delaware on August 8, 1997. The Company has had no operations to date and has received no revenues. The Company was organized to engage in the acquisition, construction, operation and sale of commercial and industrial properties including those which are to be developed, under development or construction, are newly constructed or have been constructed and have operating histories. The Company will concentrate on properties located in the Far East including China, Hong Kong, South Korea as well countries located elsewhere, including the United States. Decisions as to what type and which business opportunities to participate in will be made by management of the Company
("Management"), which may, in most cases pursuant to the Company's by-laws and Articles of Incorporation and the Delaware General Corporation Law, act without the consent, vote or approval of the Company's shareholders. The Company does not own and Management has not selected or specified any properties as of the date hereof and the offering herein is considered a "blind pool".

EMPLOYEES

      The Company presently has two officers and no other employees. The Company does not expect to hire any employees before acquisition of Income Properties.

OFFICES

          The United States offices of the Company are located at 1201 4th Avenue South, Suite 312, Seattle, Washington 98134. Its telephone number is 206/224-4433 and its fax number is 206/682-3272.


                                                  RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN
NATURE AND INVOLVE A HIGH DEGREE OF RISK.  THE
SECURITIES OFFERED HEREBY SHOULD BE PURCHASED ONLY
BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE
INVESTMENT.  THEREFORE, EACH PROSPECTIVE INVESTOR
SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY
THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE
OTHER INFORMATION SET FORTH ELSEWHERE IN THIS
PROSPECTUS AND THE INFORMATION CONTAINED IN THE
FINANCIAL STATEMENTS, INCLUDING ALL NOTES THERETO.

RISK FACTORS CONCERNING THE COMPANY'S BUSINESS

NO OPERATING HISTORY

          The Company, organized on August 8, 1997, is a development stage company, has not begun operations as of the date of this Prospectus. The Company has no operating history and, accordingly, there is only a limited basis upon which to evaluate its prospects for achieving its intended business objectives. To date, the Company's efforts have been limited to organizational activities and the preparation of the Registration Statement of which this Prospectus is a part. The Company has limited resources and has had no revenues to date.

          Company's proposed operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the absence of an operating history. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with a new business and the competitive environment in which the Company will operate. No assurance can be given that the operations of the Company will result in any revenues or that the Company will be profitable. SEE "BUSINESS."
UNSPECIFIED BUSINESS

          Shareholders of the Company will not have an opportunity to evaluate the specific merits or risks of any prospective real estate investment of the Company. As a result, investors will be dependent on the judgment of Management in connection with the selection of the properties to be acquired or developed. There can be no assurance that determinations ultimately made by Management will permit the Company to achieve its
business objectives.   The number of properties that the Company will
acquire and the diversification of its investments may be dependent on the amount of proceeds raised herein and will be reduced if less than the full amount of the offering is raised. Lack of diversification of the investments will have the effect of increasing the risks associated with an investment in the Shares.

DEPENDENCE UPON MANAGEMENT

          The ability of the Company to successfully effect its business objectives and to acquire and develop real estate properties will be largely dependent upon the efforts of its Management including Ms. Bertha Huen and Mr. Alan Kwong. All decisions with respect to the management of the Company and selection of real estate investments will be made exclusively by Management. Shareholders will not have the opportunity to evaluate the properties that the Company will acquire and must rely on the ability of Management with respect to the acquisition of properties. See
"MANAGEMENT". The Company has not entered into employment agreement or other understanding with key executives or obtained any "key man" life insurance on their lives. The loss of the services of such key executives could have a material adverse effect on the Company's ability to successfully achieve its business objectives. Management will devote such time as reasonably necessary to carry out the business and affairs of the Company.

CONFLICTS OF INTEREST

          Officers and/or directors of the Company and other persons that may be associated with the Company may be engaged in business activities with objectives similar to the Company or involved in real estate projects. In such event, such executives may have a conflict of interest in selecting the real estate investment for the Company. In addition, key executives may be involved in other business activities which may cause conflicts of interest in allocating time between the Company and such other activities. It is possible that business opportunities suitable for the other business interests of Management may pose a conflict of interest in determining whether these opportunities are also suitable for the Company. The Company is unaware of any such conflicts at present and has no information to indicate that such conflicts are likely to arise in the near future. In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present certain business opportunities to such corporation. Accordingly, as a result of multiple business affiliations, certain of the Company's directors and its executive officers may have similar legal obligations to present certain business opportunities to other entities. There can be no assurance that any of the foregoing conflicts, if such conflicts arise, will be resolved in favor of the Company.

CONTROL BY PRESENT STOCKHOLDERS

          Following the offering (assuming no exercise of the Warrants), Management will own approximately 89% of the issued and outstanding Common Stock. Accordingly, Management will be in a position to elect all of the Company's directors, approve amendments to its Certificate of
Incorporation, and otherwise direct the affairs of the Company.   SEE
"DESCRIPTION OF SECURITIES".

NO PRIOR REAL ESTATE INDUSTRY EXPERIENCE

          The Company's Management has limited experience in owning, constructing, developing or managing properties, including such commercial or industrial properties as contemplated for acquisition by the Company. Although the Company plans to hire consultants, and professional operating services, there can be no assurance that these outside services will enable the Company to exercise the professional level of management appropriate
to its proposed operations.   SEE "BUSINESS" and "MANAGEMENT."

USE OF CONSULTANTS, FINDERS AND ADVISORS

          The Company may engage professional firms specializing in locating real estate investment prospects. Compensation to a professional acquisition firm may take various forms, including fixed cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of equity securities or any combination of these or other compensation arrangements. In connection with its investigation of a real estate prospect and in order to supplement the business experience of Management, the Company may employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Furthermore, it is anticipated that such persons may be engaged by the Company on an independent basis without a continuing fiduciary or other obligation to the Company. The Company will not employ any of its officers or directors as consultants or advisors. As of the date of this Prospectus, the Company has not entered into any agreements with any professional firms.

NEED FOR ADDITIONAL FINANCING
            The number of properties and diversification thereof is directly related to the amount of capital raised by the offering. The amount of proceeds offered herein may not be sufficient to meet the Company's anticipated plans for its development and the Company may seek additional sources of capital, including an additional offering of its securities. There can be no assurance that financing will be available, from any source, or that it will be available on acceptable terms to the Company, or that any future offering of securities will be successful. The Company could suffer adverse consequences if it is unable to obtain additional capital when needed. SEE "BUSINESS."

COMPETITION

          The Company will be a relatively small participant in the commercial real estate industry and it will face competition from well financed entities already established and actively engaged in related or identical projects to those in which the Company plans to participate. Many of such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company may be at a competitive disadvantage. See "DESCRIPTION
OF BUSINESS - Competition."

ISSUANCE OF FUTURE SHARES

          The Certificate of Incorporation of the Company authorizes the issuance of a maximum of 100,000,000 shares of Common Stock, $.0001 par value and 20,000,000 shares of "blank check" preferred stock. As of the date hereof there are 10,000,000 shares of Common Stock outstanding and no shares of preferred stock outstanding. The future issuance of all or part of the remaining authorized Common Stock may result in substantial dilution in the percentage of the Company's Common Stock held by the Company's then existing shareholders. Moreover, any Common Stock issued in the future may be valued on an arbitrary basis by the Company.
The issuance of Company's shares for future acquisitions may have the effect of diluting the value of shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Company's shares. SEE "BUSINESS - Acquisition of Income
Properties."

LACK OF DIVIDENDS

          Should the proposed operations of the Company be profitable, it is likely that the Company would retain much or all of its earnings in order to finance future growth and expansion. The Company has not and does not presently intend to pay dividends and dividends are unlikely to be paid in the foreseeable future.
FACTORS BEYOND THE COMPANY'S CONTROL

          Numerous conditions beyond the Company's control may substantially affect its success. Such conditions include, but are not limited to, fluctuations in operating revenues, rental rates, weather conditions, travel and touring preferences, political unrest, as well as competition from other tourist oriented businesses.

RISK FACTORS CONCERNING THE OFFERING

ABSENCE OF TRADING MARKET

          There is currently no established public trading market for the Shares. The Company intends to apply for admission to quotation of the Shares on the OTC Bulletin Board and, when qualified it intends to apply for admission to quotation on the Nasdaq SmallCap Market. SEE
"DESCRIPTION OF SECURITIES". The Company has no business operations, investments or revenues, and there can be no assurance that such a listing can be obtained or will be obtained once operations and revenues have begun. There can be no assurance that a regular trading market for the Common stock will develop or that, if developed, it will be sustained. Various factors, such as the Company's operating results, services by competitors, ability to acquire and develop properties, changes in laws, rules or regulations may have a significant impact on the market price of the securities. Further, the market price for the securities of public companies often experience wide fluctuations which are not necessarily related to the operating performance of such public companies.

DISCRETION IN APPLICATION OF PROCEEDS

          Management of the Company has considerable discretion over the use and expenditure of the proceeds of this offering. The Company intends to use the funds raised in this offering and additional capital (if such can be obtained, of which there is no assurance) for purchase of real property, marketing and other matters. SEE "USE OF PROCEEDS". Although the Company does not contemplate changes in the allocated use of proceeds, to the extent the Company finds changes are necessary or appropriate in order to address changed circumstances and/or opportunities, management may find it necessary to adjust the use of the Company's capital, including the proceeds of this offering. As a result of the foregoing, the success of the Company may be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS
AND DIRECTORS

            The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify its officers and directors against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction.
The Company's Certificate of Incorporation and By-Laws also provide for the indemnification by it of its officers and directors against any losses or liabilities incurred as a result of the manner in which such officers and directors operate the Company's business or conduct its internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of the Company, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations. SEE "MANAGEMENT--Indemnification".

PENNY STOCK REGULATION

          Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities.

SHARES AVAILABLE FOR RESALE PURSUANT TO RULE 144

          All the issued and outstanding shares of the Company, to the extent not sold or transferred pursuant to this offering, are "restricted securities" as such term is defined in Rule 144 ("Rule 144") promulgated under the Securities Act of 1933 (the "1933 Act"). In general, under Rule 144, if adequate public information is available with respect to a company, a person who has satisfied a one year holding period as to his restricted securities or an affiliate who holds unrestricted securities may sell, within any three month period, a number of that company's shares that does not exceed the greater of one percent of the then outstanding shares of the class of securities being sold or the average weekly trading volume during the four calendar weeks prior to such sale. Sales of restricted securities by a person who is not an affiliate of the company (as defined in the 1933 Act) and who has satisfied a two year holding period may be made without any volume limitation. Possible or actual sales of the Company's outstanding Common Stock by all or some of the present stockholders may have an adverse effect on the market price of the Company's Shares should a public trading market develop.

SHARES ELIGIBLE FOR SALE PURSUANT TO RULE 415

          A Selling Securityholder may offer and sell the Selling
Securityholder Shares at a price and time determined by the particular Selling Securityholder. The timing of such sales and the price at which the Selling Securityholder Shares are sold by the individual Selling
Securityholder could have an adverse effect upon the public market for the Shares, should one develop.

RISK FACTORS REGARDING REAL ESTATE

RISKS OF REAL PROPERTY OWNERSHIP

          The Company will be subject to the risks generally incident to the ownership of real estate, including changes in general economic or local conditions, changes in supply of or demand for similar or competing properties in an area, changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive, and changes in tax, real estate, environmental and zoning laws. Periods of high interest rates and tight money supply may make the sale of properties more difficult.

RISKS REGARDING DEVELOPMENT AND CONSTRUCTION OF
UNIMPROVED PROPERTIES

          The Company may invest some or all of the net proceeds available for investment in the acquisition and development of properties upon which it will develop and construct improvements. The Company may be subject to risks relating to the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables and the ability of the builder or the Company to timely obtain the necessary building permits. Performance may also be affected or delayed by conditions beyond the builder's control. Additional risks may be incurred where the Company makes periodic progress payments or other advances to such builders prior to completion of construction. Factors such as those discussed above can result in increased costs of a project and a corresponding depletion of the Company's working capital reserves or loss of its investment. Furthermore, the price to be paid for a property upon which improvements are to be constructed or completed, which price is normally agreed upon at the time of acquisition, of necessity must be based upon projections of rental income and expenses or fair market value of the property upon completion of construction which are not certain until after a number of months of actual operation.

ENVIRONMENTAL MATTERS

          The Company may invest in properties located in the United States or in other countries which have environmental laws impacting on real property, its development and its usage. Under various United States federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures.
Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of the Company's properties, the Company may be potentially liable for such costs.

INVESTMENT IN FAR EAST

          Investments by the Company will be subject to the risks incident to the ownership and operation of commercial real estate in the Far East, including China and Hong Kong. These include the risks of political unrest and war, which risks are dynamic and difficult to quantify. Investments by the Company also will be subject to risks normally associated with changes in general national economic conditions or local market conditions, competition for patronage, changes in market rental rates, and the need to periodically renovate and repair to maintain desirability, and to pay the costs thereof. Although the many of the governments of the countries of the Far East have liberalized policies on international trade, investment, and currency repatriation, increasing both international trade and investment accordingly, such policies might change unexpectedly. The properties in which the Company intends to invest will be effected by the rules and regulations regarding foreign ownership of real estate and such rules may change quickly and dramatically which may have an adverse impact on such ownership. Hong Kong is in a period of transition from control over it by Great Britain to control by China. It is uncertain what changes may result from such transition in regard to business, foreign property ownership, restrictions on development, taxes or other factors.

LEVERAGE

          The Company's ability to service the debt that it may incur in connection with the acquisition and development of income properties to be acquired will be dependent on the Company's future performance, which will be affected by the success of such income properties, prevailing economic conditions, and financial, business and other factors, certain of which are beyond the Company's control. There are no legal limitations as to the amount of debt the Company may incur. Accordingly, no assurance can be given that the Company will maintain a level of operating cash flow that will permit it to service any future obligation and to satisfy financial covenants that may be contained in the credit instruments used for the acquisition of real properties. If the Company is unable to generate sufficient cash flow or is unable to refinance or extend such future outstanding indebtedness, it will have to adopt one or more alternatives, such as reducing or delaying planned expansion and capital expenditures, selling assets, restructuring debt or obtaining additional equity capital. There is no assurance that, if required, any of these strategies could be implemented on satisfactory terms. If the Company were unable to meet debt service requirements, the income properties could be transferred to any such mortgagee with a consequent loss of income and asset value to the Company. See "DESCRIPTION OF BUSINESS".

DEVELOPMENT RISK

          The real estate development business involves significant risks in addition to those involved in the ownership and operation of income properties, including the risks that financing may not be available on favorable terms for development projects, that construction may not be completed on schedule (resulting in increased debt service expense and construction costs), that long-term financing may not be available on completion of construction, and that the Company will experience decreased revenue.

                                          BUSINESS

GENERAL

       The Company has been organized to engage in the acquisition, construction, operation and sale of commercial and industrial properties including those which are to be developed, under development or construction, are newly constructed or have been constructed and have operating histories. The Company will concentrate on properties located in China, Hong Kong, South Korea and other countries in the Far East and elsewhere as well as the United States. Decisions as to what type and which business opportunities to participate in will be made by management of the Company.

          Since inception, the principal activity of the Company has been directed to organizational efforts. As of the date hereof, the Company has not entered into any other business activity. Company start-up costs have been provided by financing from the president of the Company, as disclosed in the financial statements herewith. No other initial financing has been obtained.

PLAN OF OPERATION

          The Company was organized to engage in the acquisition, construction and/or operation of real property, including income properties and any and all business activities incidental thereto ("Real Properties"). Initially, the Company expects to seek out Real Properties in the Far East, including Hong Kong and China. As of the date hereof, the Company has not acquired or entered into any definitive contracts to acquire any Real Properties. The Company expects to consider other areas in the Far East and elsewhere, including the United States, for development at such time as, in the opinion of Management, there are opportunities for the Company's involvement. The Company intends to seek out Real Properties that, in the opinion of Management, warrant the Company's involvement.
The Company recognizes that, as a result of its limited financial, managerial and other resources, the number of available, suitable Real Properties from which to choose may be limited.

          The Company expects that it will have to raise funds in the next twelve months to acquire Real Properties. In general, Management intends to finance Real Properties through debt obligations such as mortgages at competitive market rates, debentures, and/or investors' equity.
Management has contacted various sources through which financing may be arranged, has met with and will continue to meet with potential private investors or lenders. The Company has not set a time frame within which its financing goals must be met, other than seeking to make the arrangements for financing at the earliest possible time. If such financing is arranged, repayment of debt and debenture obligations will be made from earnings from operations of the Real Properties and/or equity interest in the Company.
            The Company will minimize its cash requirements during the first twelve months of operation by deferring salaries to its officers until and if acquisition of one or more Real Properties is accomplished. Incidental expenses of operation prior to acquisition of Real Properties will be provided by loans to the Company or purchases of stock from the Company by one or more of its current shareholders. There is no binding agreement pursuant to which the current shareholders must continue to make such loans or purchase stock.

          The Company's principal business objective is to seek long-term growth potential in the Real Properties in which it participates rather than immediate, short-term earnings. There can be no assurance that any of Management's objectives or intentions will be met.

REAL PROPERTIES

          The Company will seek to acquire and operate commercial and industrial properties, including without limitation, office buildings, shopping and office centers, hotels and entertainment centers, business and industrial parks and commercial and industrial properties, including properties which are under construction or development, are newly constructed, or have been constructed and have operating histories. All such properties may be acquired, developed and operated by the Company alone or jointly with another party. The Company may enter into one or more joint ventures with unrelated third parties or with entities affiliated with the officers or directors of the Company or one or more shareholders. As of the date of this Prospectus, the Company has neither purchased nor contracted to purchase any properties.

EVALUATION OF BUSINESS OPPORTUNITIES

          The analysis of Real Properties will be undertaken by or under the supervision of Management of the Company. The Company intends to actively seek out Real Properties by various methods, including knowledge of its officers, directors and advisors, and business brokers, financial advisors and others. The Company may engage the services of professional firms that specialize in commercial real estate acquisitions and reorganizations. In certain circumstances, the Company may, in connection with an acquisition, agree to pay a finder's fee or other compensation to an investment banking firm or other person (who may or may not be affiliated with the Company) who submits to the Company an Income Property in which the Company participates. The Company has not yet entered into any contracts with any person incident to locating an Income Property.
SEE "MANAGEMENT - Payment of Fees to Officers, Directors, Advisors and Affiliates."

            In analyzing prospective Real Properties, Management will, with the help of consultants, consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operation, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of Real Properties; name identification; and other relevant factors. These factors are merely illustrative of the types of factors that Management may consider in evaluating a potential acquisition.
Wherever possible, Management of the Company will meet with management and other key personnel of the Real Properties as part of their investigation.

          Although these and other factors may be considered, to a large extent a decision to participate in a specific Income Property will be difficult, if not impossible, to analyze through the application of objective criteria. In many instances, the performance history of a specific potential Income Property may not necessarily be indicative of its potential for future profitability because of various changing requirements of the marketplace and the ability of management to shift marketing approaches, expand and develop the property, change emphasis, and substitute new operating management.

          Any Real Properties in which the Company participates will present certain risks. Many of these risks cannot be adequately identified prior to selection of the specific Income Property and purchasers in this offering must, therefore, depend on the ability of Management to identify and evaluate such risks.

          The Company may acquire one or more Real Properties that may be in the developmental stage, that may be in operation, or that may be in any other stage of development, including without significant revenues. There is a risk, even after the Company's participation in the Income Property and the related expenditure of the Company's limited funds, that an Income Property will still be unable to become a going concern or advance beyond the developmental stage and the Company may be required to contribute significant funds to maintain operations or finalize completion of an Income Property. Many of the Real Properties may involve new and untested processes or market strategies which may not succeed. Such risks will be assumed by the Company and, therefore, its shareholders.

ACQUISITION OF REAL PROPERTIES
            In acquiring an Income Property, it is possible that part of the consideration given by the Company will consist of the Company's
Common Stock, although the Company may also use cash and/or debt. If the Company were to issue substantial additional securities for acquisitions, such issuance may dilute the value of shares held by investors, and might have an adverse effect on any trading market that may develop in the Company's securities in the future. If, in the acquisition of any given Real Properties, the Company were to incur indebtedness that substantially changed the capital structure of the Company, the Company's shareholders would most likely be exposed to a greater risk of loss of their investment in the Company.

          Securities issued in any such reorganization are likely to rely on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of such a transaction, the Company may agree to register the securities either at the time the transaction is consummated or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Common Stock may have a depressive effect on such market.

          With respect to any acquisitions or negotiations with a target company, Management will take into consideration the percentage of the Company which the shareholders of the acquired company would obtain in such a transaction. The Company's shareholders will hold a lesser percentage ownership interest in the Company following any acquisition with the amount depending upon, among other things, the acquired company's assets and liabilities. The percentage ownership may be subject to significant reduction in the event the Company acquires Real Properties with substantial assets or perceived value. Any acquisition effected by the Company may be expected to significantly dilute the value of any Shares held at that time by the Company's shareholders, including purchasers of the Shares registered hereby.

          In a particular Income Property acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture or licensing agreement with another corporation or entity. It may also purchase stock or assets of existing Real Properties or extend loans, which may or may not be secured.

          As part of the Company's investigation of potential Income Property targets, Management of the Company would expect to meet with management and key personnel of such target, visit and inspect the facilities, obtain independent analysis or verification of certain information, check references of such management and key personnel, and take other reasonable investigative measures to the extent of the Company's limited financial resources and Management expertise.

          The manner in which the Company participates in one or more properties will depend on the nature of such property, the respective needs and desires of the Company and other parties, the management of the property and the relative negotiating strength of the Company and such other management.

          Without future financing (of which there is no assurance), the Company will not have sufficient funds to undertake any significant construction, development, or marketing of any Income Property that may be acquired. Accordingly, following any acquisition of an Income
Property, the Company may be required to either seek additional debt or equity financing or obtain funding from third parties. As a result, the Company may give up a portion of its interest in any acquired Real
Properties. There is no assurance that the Company will be able to obtain additional financing or to interest third parties in providing funding for the further construction, development, or marketing as to any Income Property acquired.

MANAGEMENT OF INCOME PRODUCING PROPERTY

          The Company's operations following its acquisition of an interest in a Income Property will be dependent on the nature of the Income Property and the interest acquired, if any is acquired. The Company is unable to predict whether the Company will be in control of the Real Properties or whether Management will be in control of the Company following the acquisition. It may be expected that the nature of particular Real Properties will present various risks to investors, certain of which have been generally summarized in this Prospectus.

BUSINESS ENVIRONMENT FOR PROPOSED ACQUISITIONS

          The Far East, including Hong Kong and China, has an increasingly vigorous economy. Foreign investment in Far East has grown considerably in the last 10 years. China has allowed the establishment of foreign private enterprise and has encouraged development of China as a manufacturing and business center. However, China remains a communist country with tight governmental controls. There can be no assurance of the government's continued encouragement or permission of private investment in China.
Nor can there be any assurance as to continued ownership of real property by foreign entities in China. As of June, 1997, Hong Kong was no longer under the control of Great Britain and has become part of China. The
Hong Kong government has been replaced with representatives of the government of China. Although representations have been made that business in Hong Kong will continue unchanged, it remains unclear what effect the transfer to China with have on the business community and environment in Hong Kong.

COMPETITION

     The Company is and may continue to be a relatively small participant among the firms that engage in the development of Real Properties. There are many established companies that have substantially greater financial and personnel resources and technical expertise than the Company. In view of the Company's limited financial resources and limited Management experience, the Company may be at a competitive disadvantage compared to the Company's competitors. On the other hand, Management believes that the close familiarity of certain of its officers and directors with business and economic conditions in Hong Kong and other areas in the Far East and elsewhere, and knowledge of the Chinese language, as well as the familiarity of certain of its officers and directors with the United States, the English language and, generally, the American and international business communities, will be useful in meeting such competition.


                                        THE OFFERING

          The Company is offering for sale 1,000,000 Shares at a per Share price of $______.

          The Selling Securityholders are offering 500,000 Shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act. See
"RISK FACTORS - Shares Available for Sale Pursuant to Rule 415" and
"RISK FACTORS - Shares Available for Resale Pursuant to Rule 144." In addition, the Selling Securityholders are offering 1,000,000 Warrants and 1,000,000 shares of Common Stock underlying such Warrants. Each
Warrant will entitle the holder to purchase one share of the Company's common stock at a price equal to 75% of the average closing inside bid of the Common Stock on the last business day prior to the exercise thereof for an exercise period of two years commencing on the date of effectiveness of this Registration Statement. The Warrants will be callable on thirty days notice by the Company at a redemption price of $.0001 per Warrant, unless exercised by the holder during the call period. The Warrants are detachable from the Common Stock in regard to which they are issued, and will trade separately from the Common Stock.

          The offering price of the Shares was determined arbitrarily by the Company and is not necessarily related to asset or book value, net worth or any other established criteria of value. There is no current public trading market for the Shares.
            The amount of discounts or commissions, if any, which may be paid by the Selling Securityholders on the sale of their securities registered herein is not now known.

          The Company is applying for admission to the OTC Bulletin Board for the Shares; however, there can be no assurance that the Shares will be so listed. See "RISK FACTORS - Absence of Trading Market" and
"DESCRIPTION OF SECURITIES - Admission to Quotation on the Nasdaq
SmallCap Market or Bulletin Board"

                          MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                                     FINANCIAL CONDITION
                                  AND RESULTS OF OPERATIONS

          The Company is a newly organized development stage company, the objective of which is to acquire, develop, manage and sell as-yet unspecified real property. To date, the Company's efforts have been limited to organizational activities.

          The Company has issued 10,000,000 shares of Common Stock for an aggregate purchase price of $1,000. Substantially all of the Company's working capital needs subsequent to this offering will be attributable to the identification, evaluation, selection and development of real estate projects. The Company will use the Shares registered herein to purchase and invest in real estate projects. The Company may also incur debt in the acquisition and development of real property.


                                        MANAGEMENT

OFFICERS AND DIRECTORS

      The officers and directors of the Company are as follows:

          Name                            Title

          Bertha Huen                     President, Director

          Alan Kwong                      Vice President, Secretary,
                                          Treasurer, Director


          All directors of the Company hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The By-laws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until a successor is elected and qualified.

          The principal occupation and business experience for each officer and director of the Company for at least the last five years are as follows:


          BERTHA HUEN, serves as President and a director of the Company. Ms. Huen received a Bachelor's degree in Business
Administration from Seattle University in 1972 and a Bachelor of Arts degree in Comparative Literature from the University of Washington in 1974. Since 1972, Ms. Huen has been engaged in business management and negotiations with numerous international projects, primarily located in China. Ms. Huen serves as a consultant in many international, especially
Far East, projects and assists in establishing international joint ventures and facilitates fund raising transactions. In 1994, Ms. Huen established the purchasing of British Columbia Ginseng for sale in China and by 1995 had orders aggregating US$2,000,000. Since 1995, Ms. Huen has served as a consultant to a United States company establishing a factory in China for the production of cellular phones and to several companies in assisting in establishing sales channels in China for health care products. Ms. Huen is Vice President of Kwong Fat Ivory Manufacturer and travels extensively through the Far East, China, Africa and elsewhere holding exhibitions and attending ivory trade fairs. Ms. Huen managed the factory operations, budgets and five retail stores located in New York and Hong Kong for Kwong Fat Ivory Manufacturing. From 1980, Ms. Huen assisted in establishing and managing activities of Hip Cheung Corporation, a joint venture with China manufacturing screws and cigarette lighters. Ms. Huen arranged for financing and managed factory activities at four locations.
Prior to entering the business arena, Ms. Huen worked as a counselor in the Bilingual Department of a Seattle public school integrating Asian students into American society. Currently, Ms. Huen is the President of Africa Development Co. where she manages and directs all the projects of the company including budgeting, negotiating, capital raising, and locating business opportunities.

          ALAN KWONG, 37, serves as Vice President and a director of the Company. Mr. Kwong received his elementary and high school education in Hong Kong and obtained his Bachelor of Arts degree from the State University of New York in 1985 and his Masters of Arts degree in computer graphics from the New York Institute of Technology in 1987.
From 1987 to 1994, Mr. Kwong was the President of Pacific Star International Inc., a Seattle, Washington company engaged in project research and development in China. While President of Pacific Star, the company handled contract negotiations for various projects in China including the "Royal Plaza" aggregating US$125,000,000, a motorcycle factory in Shanghai, an automobile factory in Shenzhen, and various import and export transactions. From 1995 to the present, Mr. Kwong has been President of Global Pacific International, Inc., a Vancouver, British Columbia engaged in real estate development in the Far East and elsewhere.

REMUNERATION

       No compensation has been paid to date by the Company to any of its officers. Directors and officers of the Company may receive compensation as determined by the Company from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Following commencement of Income Property operations, the Company expects to pay salaries to its officers, as may be determined by the Board of Directors. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors.

PAYMENT OF FEES TO OFFICERS, DIRECTORS, ADVISORS AND
AFFILIATES

          Under certain circumstances, the Company may pay fees to individuals or entities who are officers, directors, advisors or affiliates of the Company. The Company does not have any current intention of paying such fees. In the event, however, that an unsalaried affiliate arranged financing, or identified a subsequently acquired Income Property, in an arms length transaction that ordinarily would generate a "finders" fee, such a fee, calculated in a reasonable and customary manner, might be paid. In general, an "affiliate", as defined under federal securities law, is any person directly or indirectly controlling, controlled by, or under common control with, such other person, including any officer, director, partner or employee of such other person.

          No such payments have been made to date by the Company to any of its officers or directors. Officers and directors may receive compensation as determined by the Company from time to time by vote of the Board of Directors. All directors may be reimbursed for expenses incurred in attending meetings of the Board of Directors.

TIME DEVOTED TO COMPANY OPERATIONS

      Ms. Huen, President of the Company, anticipates devoting most of her working time to the affairs of the Company. Mr. Alan Kwong, Vice
President, Treasurer and Secretary of the Company, anticipates devoting substantial time to the affairs of the Company.

EMPLOYMENT AGREEMENTS

            The Company has not entered into employment agreements with any of its officers or employees. All key employees serve in their positions until further action of the President of the Company or the Board of Directors.

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES
AND AGENTS

          The Articles and Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

          Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

          The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE
PERMITTED TO DIRECTORS, OFFICERS OR PERSONS
CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING
PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND
EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS
AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS
THEREFORE UNENFORCEABLE.

                                 SECURITY OWNERSHIP OF CERTAIN
                              BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information as of the Effective Date of this Prospectus regarding the beneficial ownership of the Company's Common Stock by each officer and director of the Company and by each person who owns in excess of five percent of the Company's
Common Stock.

                              Shares of                      Percentage of
Name, Position                Common Stock                   Shares
and Address                   Beneficially Owned (1)         Of Class Owned

Bertha Huen,                  5,980,500                      59.8%
Director, President
6839 Southeast Cougar
   Mountain Highway
Bellevue, Washington
   98006

Allen Kwong,                   1,993,500                     19.9%
Director, Secretary
          Treasurer
6839 Southeast Cougar
   Mountain Highway
Bellevue, Washington
98006

All Officers, Directors         7,974,000                    79.7%
 and Shareholders as a
 Group (2 Persons)

                         CONCURRENT SALES BY SELLING SECURITYHOLDERS

          The Registration Statement of which this Prospectus is a part also relates to the offer and sale of up to 500,000 Selling Securityholders' Shares, 1,000,000 Warrants, and 1,000,000 Shares underlying the Warrants being offered and sold by the Selling Securityholders. All of such securities are expected to become tradeable and/or exercisable on or about the date of this Prospectus.

          Sales of the securities being offered by Selling Securityholders, or even the potential of such sales, would likely have an adverse effect on the market price of the Shares being offered for sale by the Company. The freely tradeable Shares of the Common Stock (the "public float") upon effectiveness of the Registration Statement of which this Prospectus is a part and upon consummation of the transactions contemplated herein (other than exercise of the Warrants) will be 1,500,000 shares of Common Stock, of which 500,000 are to be sold by the Selling Securityholders. In addition, if the Warrants are exercised, there will then be freely tradeable an additional 1,000,000 shares of Common Stock.

                                   SELLING SECURITYHOLDERS

          The following table sets forth the beneficial ownership of the securities of the Company held by each person who is a Selling
Securityholder and by all Selling Securityholders as a group.

Name and                                                    Percent of Common
Address of                                                    Stock Owned
Beneficial                 Common                         Prior to    After
Owner                      Stock          Warrants        Offering    Offering

Thornbury Capital
Corporation                500,000        1,000,000        5%         0%
1504 R Street, NW
Washington, DC 20009

All Selling                500,000        1,000,000        5%         0%
Securityholders
as a Group
________________________

(1) Thornbury Capital Corporation intends to distribute its shares and Warrants and shares underlying such Warrants to its current shareholders as a stock dividend distribution.

          Thornbury Capital intends to distribute its shares of the Company's
Common Stock and Warrants to its shareholders as a stock dividend distribution and does not intend to receive payment for such distribution.
However, if in the event the Selling Securityholders do receive payment for the sale of their securities, the Company will not receive any of the proceeds of such sales.

          The Company is bearing all expenses in connection with the registration of the Selling Securityholders' Shares offered by this Prospectus.

            The Shares owned by the Selling Securityholders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the Selling Securityholders'
Shares offered under Rule 415, the Company has given certain undertakings in Part II of the Registration Statement of which this Prospectus is a part which, in general, commit the Company to keep this Prospectus current during any period in which offers or sales are made pursuant to Rule 415.


                                  DESCRIPTION OF SECURITIES

AUTHORIZED CAPITAL

          The total number of authorized shares of stock of the Company is one hundred million (100,000,000) shares of Common Stock having a par value of $.0001 per share and twenty million (20,000,000) shares of non-designated preferred shares.

INCORPORATION

          The Company was incorporated in the state of Delaware on August
8, 1997. The Company's certificate of incorporation, by-laws and corporate governance, including matters involving the issuance, redemption and conversion of securities, are subject to the provisions of the Delaware
General Corporation Law, as amended and interpreted from time to time.

COMMON STOCK

          The Company's Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock, $.0001 value per share, of which 10,000,000 shares were outstanding prior to the commencement of the offering of its securities.

          Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common
Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.
All of the outstanding shares of Common Stock are, and the shares of Common Stock offered by the Company pursuant to this offering will be, when issued and delivered, fully paid and non-assessable.

            Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion or redemption rights or sinking fund provisions with respect to the Common Stock.

          All outstanding shares of Common Stock are validly issued, fully paid and nonassessable, and all Shares to be sold and issued as contemplated hereby will be fully paid and nonassessable when sold in accordance with the terms hereof and pursuant to a valid and current prospectus. The Board of Directors is authorized to issue additional shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

PREFERRED STOCK

          The Company's Articles of Incorporation authorize the issuance of 20,000,000 shares of Preferred Stock, $.0001 par value per share, of which no shares were issued prior to the offer of the Shares herein. The Board of Directors is authorized to provide for the issuance of shares of Preferred
Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of Preferred Stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights. Any future issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of Common Stock. At present, the Company has no plans to issue any Preferred Stock nor adopt any series, preferences or other classification of Preferred Stock.

ADDITIONAL INFORMATION DESCRIBING STOCK

          The above descriptions concerning the Common Stock of the Company do not purport to be complete. Reference is made to the Company's Certificate of Incorporation and By-Laws which are included in the Registration Statement of which this Prospectus is a part and which are available for inspection at the Company's offices. Reference is also made to the applicable statutes of the State of Delaware for a more complete description concerning rights and liabilities of shareholders.

ADMISSION TO QUOTATION TO NASDAQ SMALLCAP MARKET

          To qualify for admission to quotation on the Nasdaq SmallCap
Market, an equity security must, in relevant summary, (1) be registered under the Securities Exchange Act of 1934; (2) have at least three registered and active marketmakers, one of which may be a marketmaker entering a stabilizing bid; (3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,0000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year than market capitalization must be at least
$50,000,000); (4) have at a public float of at least 1,000,000 shares with a value of at least $5,000,000; (5) have minimum a bid price of $4.00 per share; and (6) have at least 300 beneficial shareholders.

          If a company's securities do not qualify for admission to quotation on the Nasdaq SmallCap Market they will trade over-the-counter until such future time, if any, at which the securities qualify for admission to quotation on the Nasdaq Stock Market and the Company then applies.

          The Company is applying for listing of the Shares on the OTC
Bulletin Board. The over-the-counter market differs from national and regional stock exchanges in that it (1) is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for listing on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a Company listing.

TRADING OF SHARES

          There are no outstanding options, warrants to purchase, or securities convertible into, the shares of the Company. The Company has not agreed with any shareholders, to register their shares for sale, other than for this registration. The Company does not have any other public offerings in process or proposed.

TRANSFER AGENT AND REGISTRAR

          The Company will initially be the registrar and transfer agent for the Shares.

REPORTS TO SHAREHOLDERS

          The Company will furnish to holders of the Shares annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant.
The Company may issue other unaudited interim reports to its shareholders as it deems appropriate.

                                    PLAN OF DISTRIBUTION

          The Company is offering 1,000,000 Shares at an offering price of $_____ per Share. Company may, without liability, accept or reject subscriptions, in whole or in part.

          The Shares are being offered on a "best efforts" basis through the Company's officers and directors. No sales commission will be paid to any officer or director of the Company. The Company will reimburse its officers and directors for expenses incurred in connection with the offer and sale of the Shares.

          The securities offered hereby involve certain investment risks.  SEE
"CERTAIN RISK FACTORS".

          The Company will receive the proceeds from the sale of the Shares and from the proceeds of the exercise of the Warrants, if any such Warrants are exercised. The Company will not receive any proceeds from the sale of the Selling Securityholders' Shares or Warrants by the Selling
Securityholders pursuant to this Prospectus.  The Selling Securityholders'
Shares and Warrants may be sold to purchasers from time to time directly by and subject to the discretion of the Selling Securityholders. The Selling
Securityholders may distribute the securities registered hereby to shareholders of such Selling Securityholder pursuant to a stock dividend distribution. In the event that the Selling Securityholders offer their securities for sale, the Selling Securityholders may from time to time offer for sale their Selling Securityholder Shares through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Shares or Warrants for whom they may act as agents. Any underwriters, dealers or agents who participate in the distribution of the Selling Securityholders' Shares or Warrants may be deemed to be "underwriters" under the 1933 Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the 1933 Act.

          At the time a particular offer is made by or on the behalf of the Selling Securityholders, a Prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the Selling
Securityholders, any discounts, commissions or concessions allowed, reallowed or paid to dealers, and the proposed selling price to the public.

          Selling Securityholders' Shares may be sold from time to time in one or more transactions: (i) at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or (ii) at prices otherwise negotiated at the time of sale. Such prices will be determined by the Selling Securityholders or by agreement between the Selling Securityholders and any underwriters.

          In order to comply with the applicable securities laws, if any, of certain states, the Shares will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, the Selling Securityholders' Shares may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company has complied.

          Under applicable rules and regulations promulgated under the Exchange Act, any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5, 10b-6 and 10b-7, in connection with transactions in Shares during the effectiveness of the Registration Statement of which this Prospectus is a part.

          The Company will pay all of the expenses incident to the registration of the Shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

                                       USE OF PROCEEDS

          The proceeds to the Company offered hereby will be $______________ if the total number of offered Shares is sold.

          The Company intends to use these proceeds:

                  Acquisition of Real Properties (85%)              $

                  Administrative Expenses (15%)                     $


           The uses set forth above merely indicate the proposed use of offering proceeds, and actual expenditures may vary substantially, depending on various factors, some of which cannot now be predicted.

                                       LEGAL MATTERS

LEGAL PROCEEDINGS

          The Company is not a party to any litigation and Management has no knowledge of any threatened or pending litigation against the Company.

LEGAL OPINION

          Cassidy & Associates, Washington, D.C. has given its opinion as attorneys-at-law that the Shares, when sold pursuant to the terms hereof and pursuant to a valid and current prospectus in which those shares are registered, will be fully paid and non-assessable. Excepting the above referenced legal opinion of Cassidy & Associates, persons making any decision to acquire or dispose of the Shares offered hereby are not entitled to, and should not, rely upon any activities of Cassidy & Associates in connection with the Company or this offering.

                                           EXPERTS

          The financial statements in this Prospectus have been included in reliance upon the report of John P. MacLean, Certified Public Accountants, and upon the authority of such firm as expert in accounting and auditing.



                                INDEX TO FINANCIAL STATEMENTS

                           CENTURY INVESTMENTS INTERNATIONAL INC.
                                (A Development Stage Company)


                                    FINANCIAL STATEMENTS

                                            with

                     REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Report of Independent Certified Public Accountants                  F-2

Financial Statements:

          Assets                                                    F-3
          Stockholders' Equity                                      F-3








                                       JOHN P. MACLEAN
                                 CERTIFIED PUBLIC ACCOUNTANT


                                     15701 Alameda Drive
                                    Bowie, Maryland 20716
                                        301/249-4900
                                      FAX  301/249-9296



REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Century Investments International Inc.

          I have audited the accompanying Balance Sheet of Century
Investments International, Inc. as of August 19, 1997. This financial statement is the responsibility of the Corporation's management. My responsibility is to express an opinion on this financial statement based on my audit.

          I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

          In my opinion, the financial statement referred to above presents fairly, in all materials respects, the financial position of Century
Investments International Inc. as of August 19, 1997, in conformity with generally accepted accounting principles.


/s/ John P. MacLean, CPA, CFP
August 19, 1997

                           CENTURY INVESTMENTS INTERNATIONAL INC.

                                        Balance Sheet
                                       August 19, 1997


          ASSETS

          Cash                              $1,000

                   Total assets                             $1,000

          Shareholder Equity

          Common Stock
            (10,000,000 shares
            $.0001 par value)               $1,000



                    Total Equity                            $1,000



          See Auditor's Report




  No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by Sheffield or by any of the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such offer or solicitation.
Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

                                  ------------------------

                                      TABLE OF CONTENTS
                                                                 Page

Prospectus Summary
The Company
Risk Factors
Distribution
Business
Use of Proceeds
Dilution
Capitalization
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations
Management
Conflicts of Interest
Principal Stockholders
Description of Capital Stock
Legal Proceedings
Legal Matters
Experts
Index to Financial Statements

          Until 90 days after the release of the registered securities from the Escrow Account, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when Acting as underwriters and with respect to their unsold allotments or subscriptions.









                                     CENTURY INVESTMENTS
                                     INTERNATIONAL INC.



                             1,000,000 Shares of Common Stock;
                               500,000 Shares of Common Stock
                             to be Sold by the Holders Thereof;
                          1,000,000 Common Stock Purchase Warrants
                             to be Sold by the Holders thereof;
                            and 1,000,000 Shares of Common Stock
                                  underlying such Warrants









                                         ----------
                                         PROSPECTUS
                                         ----------




                                    September ____, 1997




                                   =======================

                                           PART II

                         INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

   Filing Fee - Securities and Exchange Commission                    $100
   Fees and Expenses of Accountants                                    500
   Fees and Expenses of Counsel                                      5,000
   Blue Sky Fees and Expenses                                        1,000
   Printing and Engraving Expenses                                     500
   Miscellaneous Expenses                                              500

          Total                                                      7,600 (1)


(1) These expenses have been or will be paid by certain officers and directors of the Company.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.


          The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section
174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of
Delaware, or (iv) for any transaction from which the director derived an
improper personal benefit.   The Company's Certificate of Incorporation
contains such a provision.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

          As listed below, the Company issued shares of its Common Stock par value $.0001 per share to the following individuals or entities for the consideration as listed in cash. If any of these sales were made within the United States or to citizens or residents of the United States, such sales were made in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act of 1933.


          Shareholder                         Number of         Consideration
                                              Shares

          Lo Tak Tong                        400,000             $40.00
          Cheung Wai Men                     500,000              50.00
          Lilian Angelina Yip                50,000                5.00
          Lee Hok Yee                        120,000              12.00
          Li Yun                             120,000              12.00
          Lin Ze Yu                          120,000              12.00
          Edward Huen                        160,000              16.00
          Lin Xi Shen                         50,000               5.00
          Huang Sui Sheng                      1,000                .10
          Fred Mandle                          5,000                .50
          Thornbury Capital
            Corporation                      500,000              50.00
          Alan Kwong                       1,993,500             199.35
          Bertha Huen                      5,980,500             598.05

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)       Exhibits

3.1*      Restated Certificate of Incorporation of Century Investments
          International Inc.

3.2       By-Laws of the Company

4.1       Form of Common Stock Certificate

5.1  * Opinion of Cassidy & Associates
24.1   Consent of Accountant

24.2  *Consent of Cassidy & Associates (included in Exhibit 5)

27.   *Financial Data Schedule
---------------

*         To be filed by Amendment.

(b) The following financial statement schedules are included in this Registration Statement.

          None.


ITEM 17.  UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c)   The undersigned registrant hereby undertakes that:

         (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (ii) For the purpose of determining any liability under the Securities
Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                         SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, Century Investments International Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, Washington on the 29th day of August, 1997.


                             CENTURY INVESTMENTS INTERNATIONAL INC.


                             By:  /s/ Bertha Huen
                                      Bertha Huen
                                      President



          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                 Title                               Date


/s/ Bertha Huen            Director, President                 8/29/97
     Bertha Huen

/s/ Alan Kwong             Director, Secretary,                 8/29/97
    Alan Kwong             Treasurer


